SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) August 21, 2001
                                  ----------------




                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
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ITEM 5. OTHER EVENTS

      On August 21, 2001, General Motors Corporation (GM) issued the following press release affirming their third quarter earnings outlook. The release is as follows:

                    GM AFFIRMS THIRD QUARTER EARNINGS OUTLOOK

      DETROIT - General Motors today affirmed its earnings outlook for the third quarter, and its production schedules for the balance of 2001.

      "GM has a high degree of confidence in the business despite the volatility in the marketplace and the intense competitive environment," said GM Vice Chairman and Chief Financial Officer John M. Devine.


     GM's outlook for the U.S. vehicle market is unchanged at approximately 16.8 million units for 2001. Today's interest rate reduction announced by the Federal Reserve further supports this outlook. For the month of August, GM expects its U.S. sales to be down less than 10 percent, consistent with the outlook for overall U.S. industry sales.

     "We continue to see strength in the truck market," Devine added. "This helps to keep truck inventories in line, and also continues to improve sales mix during the month." GM's truck sales have been enhanced by the availability of new products such as the mid-size sport utility vehicles (Chevrolet Trailblazer, GMC Envoy, Oldsmobile Bravada), Chevrolet Avalanche and Buick Rendezvous.

     General Motors' production schedule for the third quarter will remain at about 1.23 million units, as previously disclosed. Additionally, GM's fourth quarter production will be down slightly, currently estimated to be about 1-3 percent lower than a year ago, consistent with analyst expectations. GM will release its fourth-quarter schedules on Sept. 4.

     "GM's inventory levels came down significantly during the first half and are now at appropriate levels. This should allow us to maintain reasonably stable production rates for the balance of the year," said Devine. As of July 30, GM dealer inventory was about 950,000 units, down almost 70,000 from a year ago and more than 340,000 units below the 2000 year-end level.

     Devine affirmed that GM's earnings outlook for the 2001 third quarter remains at $0.83 per share, which is slightly above current analyst consensus.

     The combined effect of increasing incentives and a relatively strong U.S. dollar continues to concern the company. GM expects net price in North America will be approximately 1 percent negative for the full year.

     "We will continue to assess the pricing environment and will make any moves we feel appropriate to remain competitive in the marketplace," Devine said.

     "GM's momentum in introducing new and innovative products, along with achieving significant cost efficiencies, is continuing," Devine said. "In addition to the quality and manufacturing productivity improvements noted earlier this year, we also are on track to exceed our previously announced 10 percent reduction in salaried and contract employment levels in North America."







                                      - 2 -

     GM is also moving aggressively to implement its turn-around plan for Adam Opel A.G. and GM Europe, known as Project Olympia. These initiatives will serve to reduce production capacity in Europe by more than 300,000 units, revitalize the Opel brand in Europe, strengthen the distribution channels, and focus on growth opportunities.


                                    # # # # #


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    August 21, 2001
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                                       By
                                            /s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)




































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